EXHIBIT 4


               FRONTIER ADJUSTERS OF AMERICA, INC. - SCHEDULE 13D


                             JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D, dated May 14, 2001, with respect to the shares of common stock, $.01 par value per share, of Frontier Adjusters of America, Inc., is, and any amendments to such Schedule 13D signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

                                MERRYMEETING, INC., a Delaware corporation

Date: May 14, 2001
                                By:   /s/ John M. Davies
                                   --------------------------------------------
                                Name:  John M. Davies
                                Title:  President


                                IVM INTERSURER BV, a Netherlands corporation


                                By:  /s/ Patrick Enthoven
                                   --------------------------------------------
                                Name:  Patrick Enthoven
                                Title:  Chief Advisor of Insurance Operations


                                /s/ Patrick Enthoven
                                -----------------------------------------------
                                Patrick Enthoven


                                /s/ John M. Davies
                                -----------------------------------------------
                                John M. Davies